EXHIBIT (21)

                              LIST OF SUBSIDIARIES



NAME                                                    PERCENTAGE OWNERSHIP
----                                                    --------------------

Tengtu United Electronics Development, Co. Ltd.                  57%
(Joint Venture)

Iconix International, Inc.                                       44%

TIC Beijing Electronics Co., Ltd.                               100%

Edsoft Platforms (Canada) Ltd.                                   55%

Edsoft Platforms (H.K.) Limited                                 100%

ebiztengtu.com, Inc.                                            100%